UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-30017	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

234-5149 Country Hills Blvd. NW; Suite 429, Calgary, Alberta, Canada T3A 5K8
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(832) 274-3766

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants.

On December 11, 2006, the audit committee of the board of directors dismissed Rotenberg and Co., LLP (“Rotenberg”) as our independent registered accounting firm and selected Schwartz Levitsky Feldman LLP (“Schwartz Levitsky”) to serve as our independent registered accounting firm for the year ending December 31, 2006. At no time since its engagement has Schwartz Levitsky had any direct or indirect financial interest in or any connection with us or any of our subsidiaries other than as independent accountant.

Our revised financial statements at December 31, 2005 and 2004 and for the year ended December 31, 2005 and the period from October 29, 2004 (inception) through December 31, 2006, were audited by Rotenberg. The audit report of Rotenberg report for these periods did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant’s two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with Rotenberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rotenberg, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Rotenberg served as the independent accountant for our subsidiary, Qingdau Sinogas General Machinery Corporation, a Chinese corporation, for the year ended December 31, 2005 and the period October 29, 2004 (inception) to December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Rotenberg and Co., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sinoenergy Corporation
(Registrant)

Date: December 13, 2006	By:	/s/ Bo Huang
Bo Huang, Chief Executive Officer